EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118167, 333-341555, 333-34157, 033-54743 and 333-95651) of La-Z-Boy Incorporated of our reports dated June 17, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
June 17, 2008